HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                               1800 One M&T Plaza
                             Buffalo, New York 14203
                            Telephone: (716) 856-4000
                            Facsimile: (716) 849-0349



                                             October 30, 1998



FNB Rochester Corp.
33 State Street
Rochester, New York 14614

Ladies/Gentlemen:

     This letter is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") of FNB Rochester Corp. (the "Company"), to be filed on or about October 30, 1998, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 200,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company. The Shares are to be issued as based on a 1998 amendment to the Company's 1992 Stock Option Plan, as amended (the "Plan").

     In connection with the opinions set forth in this letter, we have (1) examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments, (2) made such inquiries as to questions of fact of officers and representatives of the Company and the proceedings relating to and actions taken by the Company in connection with the adoption or amendment of the Plan, and (3) made such examination of law, as we have deemed necessary or appropriate for the purpose of giving the opinions expressed herein. We do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States.

     Based upon the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                           HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP


                           By:            S/Ward B. Hinkle